Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2017 relating to the balance sheets of Oasis Midstream Partners LP, which appears in Oasis Midstream Partners LP’s Prospectus pursuant to Rule 424(b), which forms a part of Oasis Midstream Partners LP’s Registration Statement on Form S-1 (No. 333-217976).

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 25, 2017